Exhibit 99.4

LETTER TO CLIENTS

OFFER TO EXCHANGE

4% GUARANTEED SENIOR NOTES DUE 2010,

4.95% GUARANTEED SENIOR NOTES DUE 2014, AND

6% GUARANTEED SENIOR NOTES DUE 2034

OF

TELECOM ITALIA CAPITAL

UNCONDITIONALLY GUARANTEED BY

TELECOM ITALIA S.p.A.

PURSUANT TO THE PROSPECTUS, DATED [•], 2005, OF TELECOM ITALIA CAPITAL AND TELECOM ITALIA S.p.A. (THE “PROSPECTUS”).

To Our Clients:

We are enclosing herewith the Prospectus, dated [•], 2005 (the “Prospectus”), of Telecom Italia Capital, a société anonyme organized under the laws of Luxembourg (“TIC”), and Telecom Italia S.p.A., a joint stock company organized under the laws of the Republic of Italy (“TI”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by TIC to exchange all of its outstanding 4% Guaranteed Senior Notes due 2010—(Common Codes: 020253835 and 020253851; CUSIP Nos.: 87927VAG3 and T92762AD4; ISIN Nos.: US87927VAG32 and UST92762AD47) (the “Outstanding 2010 Notes”), all of its outstanding 4.95% Guaranteed Senior Notes due 2014—(Common Codes: 020253908 and 020253932; CUSIP Nos.: 87927VAH1 and T92762AE2; ISIN Nos.: US87927VAH15 and UST92762AE20) (the “Outstanding 2014 Notes”), and all of its outstanding 6% Guaranteed Senior Notes due 2034—(Common Codes: 020253983 and 020254041; CUSIP Nos. 87927VAJ7 and T92762AF9; ISIN Nos. US87927VAJ70 and UST92762AF94) (the “Outstanding 2034 Notes” and, together with the Outstanding 2010 Notes and Outstanding 2014 Notes, the “Outstanding Notes”) for a like aggregate principal amount of 4% Guaranteed Senior Notes due 2010, 4.95% Guaranteed Senior Notes due 2014 and 6% Guaranteed Senior Notes due 2034 that, in each case, have been registered under the Securities Act (“Exchange Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [•], 2005 unless it is extended.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

We are the holder of record and/or participant in The Depository Trust Company, Euroclear or Clearstream of Outstanding Notes held by us for your account. A tender of such Outstanding Notes can be made only by us as such record holder or participant and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. To do so, please complete and return to us the Letter of Instruction to Registered Holder and/or Participant or Account Holder in The Depository Trust Company, Euroclear or Clearstream enclosed herewith. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to TI and TIC that (i) any Exchange Notes acquired by such holder pursuant to the Exchange Offer are being acquired in the ordinary course of its business, (ii) such holder has no arrangements or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act, (iii) such holder is not an “affiliate,” as defined in Rule 405 promulgated under the Securities Act, of TIC or TI, (iv) such holder is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such holder is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities (other than transfer restricted securities acquired directly from TIC or TI or an affiliate of TIC or TI) and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Very	truly yours,

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